Notice to Contract Owner

                     Important! Please respond immediately.

January 2, 1997



Dear Triple Advantage Contract Owner:

The Board of Directors of the Dreyfus Managed Assets Portfolio has called a Special Meeting of the Stockholders of the Portfolio to be held January 31, 1997, for the purposes explained in the attached Notice of Special Meeting to Shareholders and Proxy Statement.

The Dreyfus Managed Assets Portfolio is one of the Portfolios available under the Dreyfus/Transamerica Triple Advantage Variable Annuity. As a shareholder in the Portfolio, Transamerica will vote its shares at this meeting. As a Contract Owner you have the right to instruct Transamerica how to vote. Transamerica will vote all its shares in accordance with the instructions it receives. This mailing is to solicit these instructions from you.

Enclosed are:

1. An Instruction Form that you should use to instruct Transamerica how to vote the Portfolio shares it holds.

2. The proxy solicitation materials from the Portfolio including a Notice of Special Meeting of Shareholders and a Proxy Statement. Review these to learn more about the meeting and the proposals which will be voted on.

3.  A postage paid envelope to return your Instruction Form to Transamerica.

Please mark your  instructions on the Instruction Form, sign, date and return it
in  the  enclosed  envelope.  If  you  have  any  questions,   please  call  our
Transamerica  Service  Center  at  (800)  258-4260  or in New York  only,
(800) 241-4261.



Sincerely,

                               INSTRUCTION FORM

                       TO TRANSAMERICA IN CONNECTION WITH
                             THE PROXY SOLICITED BY

                      THE DREYFUS MANAGED ASSETS PORTFOLIO

The undersigned Contract Owner instructs Transamerica Occidental Life Insurance Company, or First Transamerica Life Insurance Company for New York Contract Owners, ("Transamerica") to vote, in the manner indicated below all shares of the Dreyfus Managed Assets Portfolio attributable, as of December 31, 1996, to the allocation of the Contract Owner's Account Value to the corresponding Sub-Account of Separate VA-2L (or VA-2LNY for First Transamerica Life Insurance Company) at a Meeting of Shareholders on January 31, 1997 and all adjournments thereof, and to vote in its sole discretion on such other matters as may properly come before the meeting.

This instruction is being solicited by Transamerica as shareholder of the Dreyfus Managed Assets Portfolio. Receipt of the Notice to Contract Owners, the Notice of Special Meeting of Shareholders and, the Proxy Statement is hereby acknowledged.

Please indicate your instructions by filling in the appropriate box below. If no box is checked, Transamerica will take your instructions for the proposals.


                                        FOR          AGAINST           ABSTAIN
To amend the Investment Advisory
Agreement between the Portfolio
and The Dreyfus Corporation
with respect to the Series.


                                        FOR          AGAINST           ABSTAIN
To transact such other business
as may properly come before the
meeting,  or any
adjournment(s) thereof.



-------------------------------------      ------------------------------------
Contract Owner sign here                   Joint-Owner (if any) sign here

Date:________________________________      Date:_______________________________

             SIGN, DATE AND RETURN THIS INSTRUCTION SHEET PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

           If signing is by attorney, executor, administrator, trustee or guardian, please give title.






January 1997